THIRD AMENDMENT TO THE
                                 MICROAGE, INC.
                       1995 ASSOCIATE STOCK PURCHASE PLAN


     Effective March 15, 1995, the shareholders of MicroAge, Inc. (the "Company") approved the adoption of the MicroAge, Inc. 1995 Associate Stock Purchase Plan (the "Plan"). By the First Amendment to the Plan, the Company amended the Plan to make various technical changes. By the Second Amendment to the Plan, the Company amended the Plan to change the "purchase date" of shares of Common Stock. By this instrument, the Company desires to amend the Plan to increase the number of shares of Common Stock reserved for issuance under the Plan.

     1. This Third Amendment shall amend only that Section specified herein and those Sections not amended hereby shall remain in full force and effect.

     2. Section 4 is hereby amended and restated in its entirety as follows:

          4. STOCK SUBJECT TO PLAN. Subject to adjustment as provided below, the total number of shares of Stock reserved and available for issuance or which may be otherwise acquired upon exercise of Purchase Rights under the Plan will be 1,000,000. Any shares of Stock delivered by the Company under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. The number and kind of such shares of Stock subject to the Plan will be proportionately adjusted, as determined by the Board, in the event of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affecting the Stock.

     3.  The  provisions  of  this  Third   Amendment  shall  be  effective  for
Subscription Periods beginning on or after March 31, 1999.

         IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed as of this 3rd day of December, 1998.

                                           MICROAGE, INC.



                                           By: /s/ Jeffrey D. McKeever
                                              ---------------------------
                                              Jeffrey D. McKeever
                                              Chairman of the Board and
                                              Chief Executive Officer